Exhibit 99.1

NeoGenomics Reports Third Quarter 2025 Results
Third quarter total revenue increased 12% YoY to $188 million
Clinical revenue grew 18%, or 15% excluding the Pathline acquisition
NGS revenue increased 24% YoY and now accounts for nearly one-third of clinical revenue
Re-affirming full-year guidance for revenue, net loss and adjusted EBITDA
Fort Myers, Florida (October 28, 2025) - NeoGenomics, Inc. (NASDAQ: NEO) (the “Company”), a leading provider of oncology diagnostic solutions that enable precision medicine, today announced its third quarter results for the period ended September 30, 2025.

Third Quarter 2025 Highlights As Compared To Third Quarter 2024

•Consolidated revenue increased 12% to a record $188 million, driven by Clinical revenue growth of 18%

•Net loss increased 53% to $27 million

•Adjusted EBITDA was positive $12 million, a decline of 9% from prior year

“During the third quarter, we again delivered strong clinical test volumes and revenue while advancing our long-term growth initiatives in therapy selection and MRD – two of the largest and fastest growing areas of cancer testing with significant unmet needs,” stated Tony Zook, CEO of NeoGenomics. “Total revenue of $188 million increased 12% year-over-year, driven by the continued expansion of our clinical business, which grew by 18%. Notably, NGS grew 24% year-over-year, well ahead of the low-to-mid-teens NGS market growth rate, and now accounts for nearly one-third of our clinical revenue. I am pleased with how the core business is tracking, notwithstanding continued weakness in non-clinical revenue, which we anticipated and incorporated into the full-year guidance that we are re-affirming today.”
“We believe continued growth in our clinical volumes, including NGS testing, will drive performance in the fourth quarter while positioning us to enter 2026 with increased momentum. Our relentless focus on the customer experience, which is enabled by our broad, oncology-centric test menu, world class commercial organization, and balanced geographic footprint, continues to differentiate us in the community setting, where approximately 80% of cancer care is delivered. At NeoGenomics, our goal has long been to bring the latest cancer testing innovation to community hospitals and oncologists, where it’s needed most, and I believe we have become the ‘partner of choice’ for these clinicians who strive every day to achieve the best possible outcomes for their patients. I am as optimistic as ever for what the future holds for our company.”
Third-Quarter Results
Consolidated revenue for the third quarter of 2025 was $188 million, an increase of 12% over the same period in 2024 primarily due to a 15% increase in clinical test volumes, partially offset by lower non-clinical revenue. Average revenue per clinical test (“revenue per test”) increased by 3% to $476 with 4% growth excluding recently acquired Pathline tests. This increase reflects a mix shift towards higher value tests, including NGS, and the positive impact of strategic reimbursement initiatives.
Consolidated gross profit for the third quarter of 2025 was $80 million, an increase of 7% compared to the third quarter of 2024. This increase was primarily due to an increase in revenue partially offset by higher compensation and benefit costs and an increase in supplies expense. Consolidated gross profit margin, including amortization of acquired intangible assets and stock-based compensation expense, was 43%. Adjusted Gross Profit Margin(1), excluding amortization of acquired intangible assets and stock-based compensation expense, was 45%.
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Operating expenses for the third quarter of 2025 were $107 million, an increase of $11 million, or 12%, compared to the third quarter of 2024. The increase in operating expenses primarily reflect $7.1 million of impairment charges from impairment of assets held for sale related to the planned sale of Trapelo, as well as $4.7 million in higher compensation and benefit costs. These increases were partially offset by a decrease in restructuring costs due to the completion of restructuring activities in the fourth quarter of 2024.
Net loss for the quarter increased $9 million, or 53%, to $27 million compared to net loss of $18 million for the third quarter of 2024.
Adjusted EBITDA(1) for the third quarter of 2025 decreased 9% to positive $12.2 million, compared to positive $13.4 million in the third quarter of 2024. Adjusted Net Income(1) was $3.6 million compared to Adjusted Net Income(1) of $6.9 million in the third quarter of 2024.
Cash and cash equivalents and marketable securities totaled $164 million at quarter end.
2025 Financial Guidance(2)
The Company re-affirmed its full-year 2025 guidance(2), as previously revised on July 29, 2025.

	FY 2024	Current FY 2025 Guidance(2)		YOY % Change from FY 2024
(in millions)	Actual	Low	High	Low	High
Consolidated revenue	$661	$720	$726	9%	10%
Net loss	$(79)	$(116)	$(108)	47%	37%
Adjusted EBITDA	$40	$41	$44	3%	10%

______________________________________
(1) The Company has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Gross Profit Margin, Adjusted Net (Loss) Income, and Adjusted Diluted EPS. Each of these measures is defined in the section of this report entitled “Use of Non-GAAP Financial Measures.” See also the tables reconciling such measures to their closest GAAP equivalent.
(2) The Company reserves the right to adjust this guidance at any time. Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company’s securities and are reminded that the foregoing estimates should not be construed as guarantees of future performance.
Conference Call
The Company has scheduled a webcast and conference call to discuss its third quarter 2025 results on Tuesday, October 28, 2025 at 8:30 a.m. Eastern Time. To access the live call via telephone, interested investors should dial (888) 506-0062 (domestic) or (973) 528-0011 (international) at least five minutes prior to the call. The participant access code provided for this call is 392611. The live webcast may be accessed by visiting the Investor Relations section of our website at ir.neogenomics.com. A replay of the webcast will be available shortly after the conclusion of the call and will be archived on the Company’s website.
About NeoGenomics, Inc.
NeoGenomics, Inc. is a premier cancer diagnostics company specializing in cancer genetics testing and information services. We offer one of the most comprehensive oncology-focused testing menus across the cancer continuum, serving oncologists, pathologists, hospital systems, academic centers, and pharmaceutical firms with innovative diagnostic and predictive testing to help them diagnose and treat cancer. Headquartered in Fort Myers, FL, NeoGenomics operates a network of CAP-accredited and CLIA-certified laboratories for full-service sample processing and analysis services throughout the US and a CAP-accredited full-service sample-processing laboratory in Cambridge, United Kingdom.
We routinely post information that may be important to investors on our website at https://www.neogenomics.com.
Forward Looking Statements
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This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “guidance,” “plan,” “potential” and other words of similar meaning, although not all forward-looking statements include these words. These forward-looking statements address various matters, including the Company’s strategy, future operations, future financial position, future revenues, changing reimbursement levels from government payers and private insurers, expected synergies of the Pathline Acquisition, the timing, performance and anticipated benefits of collaboration, partnership and licensing activities, projected costs and capital expenditures, prospects and plans, and objectives of Management. Each forward-looking statement contained in this press release is subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company's ability to identify and implement appropriate financial and operational initiatives to improve performance, to assemble and maintain an effective executive team, to continue gaining new customers, offer new types of tests, integrate its acquisitions, manage the effects of seasonality, execute on its long-range strategic priorities, and otherwise implement its business plans, and the risks identified under the heading "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and filed with the SEC on February 18, 2025, as well as subsequently filed Quarterly Reports on Form 10-Q and the Company's other filings with the Securities and Exchange Commission.
We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov and on our website at www.neogenomics.com, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document (unless another date is indicated), and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Investor Contact
Kendra Webster
InvestorRelations@neogenomics.com

Media Contact
Andrea Sampson
asampson@sampsonprgroup.com

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2025 (unaudited)	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$164,117	$367,012
Marketable securities, at fair value	—	19,832
Accounts receivable, net	155,296	150,540
Inventories	28,460	26,748
Prepaid assets	21,986	20,165
Other current assets	10,528	11,722
Assets held for sale	2,078	—
Total current assets	382,465	596,019
Property and equipment, net	85,470	94,103
Operating lease right-of-use assets	80,150	79,583
Intangible assets, net	294,162	339,681
Goodwill	524,344	522,766
Other assets	8,189	5,886
Total non-current assets	992,315	1,042,019
Total assets	$1,374,780	$1,638,038

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other current liabilities	$92,881	$97,083
Current portion of operating lease liabilities	4,507	3,381
Current portion of convertible senior notes, net	—	200,777
Liabilities held for sale	478	—
Total current liabilities	97,866	301,241
Long-term liabilities
Operating lease liabilities	64,325	60,841
Convertible senior notes, net	341,476	340,335
Deferred income tax liabilities, net	20,846	21,510
Other long-term liabilities	11,977	11,772
Total long-term liabilities	438,624	434,458
Total liabilities	$536,490	$735,699
Stockholders’ equity
Total stockholders' equity	$838,290	$902,339
Total liabilities and stockholders’ equity	$1,374,780	$1,638,038

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
NET REVENUE	$187,797	$167,824	$537,162	$488,566

COST OF REVENUE	107,351	92,944	306,212	275,723

GROSS PROFIT	80,446	74,880	230,950	212,843
Operating expenses:
General and administrative	69,874	66,969	209,828	196,094
Research and development	8,694	7,684	27,898	23,190
Sales and marketing	21,806	20,415	68,564	62,313
Restructuring charges	—	1,009	—	4,951
Impairment charges	7,086	—	27,127	—
Total operating expenses	107,460	96,077	333,417	286,548
LOSS FROM OPERATIONS	(27,014)	(21,197)	(102,467)	(73,705)
Interest income	(1,563)	(4,673)	(7,547)	(14,099)
Interest expense	603	1,642	3,154	4,993
Other expense (income), net	335	(317)	(212)	(52)
Loss before taxes	(26,389)	(17,849)	(97,862)	(64,547)
Income tax expense (benefit)	740	(150)	282	(1,145)
NET LOSS	$(27,129)	$(17,699)	$(98,144)	$(63,402)

NET LOSS PER SHARE
Basic	$(0.21)	$(0.14)	$(0.77)	$(0.50)
Diluted	$(0.21)	$(0.14)	$(0.77)	$(0.50)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	128,415	126,953	127,917	126,491
Diluted	128,415	126,953	127,917	126,491

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NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(98,144)	$(63,402)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	27,309	29,274
Amortization of intangibles	24,120	25,085
Stock-based compensation	33,274	25,085
Non-cash operating lease expense	5,039	7,022
Amortization of convertible debt discount and debt issue costs	1,614	2,182
Impairment charges	27,127	—
Other impairment charges	—	333
Other adjustments	3	204
Changes in assets and liabilities, net	(16,455)	(28,560)
Net cash provided by (used in) operating activities	3,887	(2,777)
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from maturities of marketable securities	20,060	47,784
Purchases of equity securities	(500)	—
Purchases of property and equipment	(19,137)	(29,462)
Business acquisition, net of cash acquired	(6,454)	—
Net cash (used in) provided by investing activities	(6,031)	18,322
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock, net	531	3,959
Repayment of convertible debt	(201,250)	—
Net cash (used in) provided by financing activities	(200,719)	3,959
Net change in cash and cash equivalents, including cash classified within current assets held for sale	(202,863)	19,504
Less: net change in cash classified within current assets held for sale	(32)	—
Net change in cash and cash equivalents	(202,895)	19,504
Cash and cash equivalents, beginning of period	367,012	342,488
Cash and cash equivalents, end of period	$164,117	$361,992

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Use of Non-GAAP Financial Measures
In order to provide greater transparency regarding our operating performance, the financial results and financial guidance in this press release refer to certain non-GAAP financial measures that involve adjustments to GAAP results. Non-GAAP financial measures exclude certain income and/or expense items that management believes are not directly attributable to the Company’s core operating results and/or certain items that are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. Management believes that the presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors by facilitating the analysis of the Company’s core test-level operating results across reporting periods. These non-GAAP financial measures may also assist investors in evaluating future prospects. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the business. These non-GAAP financial measures do not replace the presentation of financial information in accordance with U.S. GAAP financial results, should not be considered measures of liquidity, and are unlikely to be comparable to non-GAAP financial measures provided by other companies.
Definitions of Non-GAAP Measures
Non-GAAP Adjusted EBITDA
“Adjusted EBITDA” is defined by NeoGenomics as net (loss) income from continuing operations before: (i) interest income, (ii) interest expense, (iii) tax (benefit) or expense, (iv) depreciation and amortization expense, (v) stock-based compensation expense, and, if applicable in a reporting period, (vi) CEO transition costs, (vii) acquisition and integration related expenses, (viii) restructuring charges, (ix) impairment charges, (ix) intellectual property (“IP”) litigation costs, and (x) other significant or non-operating (income) or expenses, net.
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
“Adjusted cost of revenue” is defined by NeoGenomics as cost of revenue before: (i) amortization of acquired intangible assets, and (ii) stock-based compensation expense.
“Adjusted gross profit” is defined by NeoGenomics as total revenue less adjusted cost of revenue.
“Adjusted gross profit margin” is defined by NeoGenomics as adjusted cost of revenue divided by total revenue.
Non-GAAP Adjusted Net (Loss) Income
“Adjusted net (loss) income” is defined by NeoGenomics as net (loss) income from continuing operations plus: (i) amortization of intangible assets, (ii) stock-based compensation expense, and, if applicable in a reporting period, (iii) CEO transition costs, (iv) acquisition and integration related expenses, (v) restructuring charges, (vi) impairment charges, (vii) IP litigation costs, and (viii) other significant or non-operating (income) or expenses, net. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method unless the effect of this adjustment on both the adjusted net (loss) income and weighted average diluted common shares outstanding would be anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method.
Non-GAAP Adjusted Diluted EPS
“Adjusted diluted EPS” is defined by NeoGenomics as adjusted net (loss) income divided by adjusted diluted shares outstanding. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted diluted shares outstanding will also include any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted diluted shares outstanding will exclude any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.

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Reconciliation of GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss (GAAP)	$(27,129)	$(17,699)	$(98,144)	$(63,402)
Adjustments to net loss:
Interest income	(1,563)	(4,673)	(7,547)	(14,099)
Interest expense	603	1,642	3,154	4,993
Income tax expense (benefit)	740	(150)	282	(1,145)
Depreciation	8,803	9,623	27,309	29,274
Amortization of intangibles	7,634	8,362	24,120	25,085
EBITDA (non-GAAP)	$(10,912)	$(2,895)	$(50,826)	$(19,294)
Further adjustments to EBITDA:
CEO transition costs(1)	319	—	3,149	—
Acquisition and integration related expenses(2)	1,800	—	6,176	—
Stock-based compensation expense	10,305	8,470	33,274	25,085
Restructuring charges	—	1,009	—	4,951
Impairment charges(3)	7,086	—	27,127	—
IP litigation costs(4)	3,634	6,113	11,077	12,356
Other significant expenses, net(5)	—	677	—	4,637
Adjusted EBITDA (non-GAAP)	$12,232	$13,374	$29,977	$27,735
_________________
(1) For the three months ended September 30, 2025, CEO transition costs include executive retention costs. For the nine months ended September 30, 2025, CEO transition costs include severance costs, executive retention costs, and executive search costs. There were no such costs for the three and nine months ended September 30, 2024.
(2) For the three and nine months ended September 30, 2025, acquisition and integration related expenses include consulting and legal fees, severance costs, and employee retention costs. There were no such costs for the three and nine months ended September 30, 2024.
(3) For the three months ended September 30, 2025, impairment charges include an impairment of a disposal group held for sale. For the nine months ended September 30, 2025, impairment charges include losses from InVisionFirst®-Lung intangible asset impairment and inventory write-off, and impairment of a disposal group held for sale. There were no such costs for the three and nine months ended September 30, 2024.
(4) For the three and nine months ended September 30, 2025, IP litigation costs include legal fees. For the three and nine months ended September 30, 2024, IP litigation costs include a settlement payment and legal fees.
(5) For the three and nine months ended September 30, 2024, other significant (income) expenses, net, includes site closure costs, severance costs, and fees related to non-recurring legal matters. There were no such costs for the three and nine months ended September 30, 2025.
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Reconciliation of Segment and Consolidated GAAP Cost of Revenue, Gross Profit and Gross Profit Margin to
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Consolidated:
Total revenue (GAAP)	$187,797	$167,824	11.9%	$537,162	$488,566	9.9%

Cost of revenue (GAAP)	$107,351	$92,944	15.5%	$306,212	$275,723	11.1%
Adjustments to cost of revenue(1)	(4,950)	(5,263)		(15,389)	(15,835)
Adjusted cost of revenue (non-GAAP)	$102,401	$87,681	16.8%	$290,823	$259,888	11.9%

Gross profit (GAAP)	$80,446	$74,880	7.4%	$230,950	$212,843	8.5%
Adjusted gross profit (non-GAAP )	$85,396	$80,143	6.6%	$246,339	$228,678	7.7%

Gross profit margin (GAAP)	42.8%	44.6%		43.0%	43.6%
Adjusted gross profit margin (non-GAAP)	45.5%	47.8%		45.9%	46.8%
_______________
(1) Cost of revenue adjustments for the three months ended September 30, 2025, includes $4.6 million of amortization of acquired intangible assets and $0.3 million of stock-based compensation. Cost of revenue adjustments for the nine months ended September 30, 2025, includes $14.3 million of amortization of acquired intangible assets and $1.1 million of stock-based compensation. Cost of revenue adjustments for the three months ended September 30, 2024, includes $4.9 million of amortization of acquired intangible assets and $0.3 million of stock-based compensation. Cost of revenue adjustments for the nine months ended September 30, 2024, includes $14.8 million of amortization of acquired intangible assets and $1.0 million of stock-based compensation.

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Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss
and GAAP EPS to Non-GAAP Adjusted EPS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss (GAAP)	$(27,129)	$(17,699)	$(98,144)	$(63,402)
Adjustments to net loss, net of tax:
Amortization of intangibles	7,634	8,362	24,120	25,085
CEO transition costs(1)	319	—	3,149	—
Acquisition and integration related expenses(2)	1,800	—	6,176	—
Stock-based compensation expense	10,305	8,470	33,274	25,085
Restructuring charges	—	1,009	—	4,951
Impairment charges(2)	7,086	—	27,127	—
IP litigation costs(3)	3,634	6,113	11,077	12,356
Other significant expenses, net(4)	—	677	—	4,637
Adjusted net income	$3,649	$6,932	$6,779	$8,712

Net loss per common share (GAAP)
Diluted EPS	$(0.21)	$(0.14)	$(0.77)	$(0.50)
Adjustments to diluted loss income per share:
Amortization of intangibles	0.06	0.07	0.19	0.20
CEO transition costs(1)	—	—	0.02	—
Acquisition and integration related expenses(2)	0.01	—	0.05	—
Stock-based compensation expense	0.08	0.07	0.26	0.20
Restructuring charges	—	0.01	—	0.04
Impairment charges(3)	0.06	—	0.21	—
IP litigation costs(4)	0.03	0.05	0.09	0.10
Other significant expenses, net(5)	—	—	—	0.04
Rounding and impact of diluted shares in adjusted diluted shares(6)	—	(0.01)	—	(0.01)
Adjusted diluted EPS (non-GAAP)	$0.03	$0.05	$0.05	$0.07

Weighted average shares used in computation of adjusted diluted EPS:
Diluted common shares (GAAP)	128,415	126,953	127,917	126,491
Dilutive effect of options, restricted stock, and converted shares(7)(8)	—	—	—	—
Adjusted diluted shares outstanding (non-GAAP)	128,415	126,953	127,917	126,491
_______________
(1) For the three months ended September 30, 2025, CEO transition costs include executive retention costs. For the nine months ended September 30, 2025, CEO transition costs include severance costs, executive retention costs, and executive search costs. There were no such costs for the three and nine months ended September 30, 2024.
(2) For the three and nine months ended September 30, 2025, acquisition and integration related expenses include consulting and legal fees, severance costs, and employee retention costs. There were no such costs for the three and nine months ended September 30, 2024.
(3) For the three months ended September 30, 2025, Impairment charges include an impairment of a disposal group held for sale. For the nine months ended September 30, 2025, impairment charges include losses from InVisionFirst®-Lung intangible asset impairment and inventory write-off, and impairment of a disposal group held for sale. There were no such costs for the three and nine months ended September 30, 2024.
(4) For the three and nine months ended September 30, 2025, IP litigation costs include legal fees. For the three and nine months ended September 30, 2024, IP litigation costs include a settlement payment and legal fees.
(5) For the three and nine months ended September 30, 2024, other significant (income) expenses, net, includes site closure costs, severance costs, and fees related to non-recurring legal matters. There were no such costs for the three and nine months ended September 30, 2025.
(6) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive or GAAP net (loss) income is positive and adjusted net (loss) income is negative, also compensates for the effects of additional diluted shares included or excluded in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and
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restricted stock and the if-converted impact of convertible notes.
(7) In those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.
(8) In those periods in which GAAP net (loss) income is positive and adjusted net (loss) income is negative, this adjustment excludes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.
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Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures
(in thousands, except per share amounts)
(unaudited)
GAAP net loss in 2025 will be impacted by certain charges, including: (i) expense related to the amortization of intangible assets, (ii) stock-based compensation, and (iii) other one-time expenses. These charges have been included in GAAP net loss available to stockholders and GAAP net loss per share; however, they have been removed from adjusted net loss and adjusted diluted net loss per share
The following table reconciles the Company’s 2025 outlook for net loss and EPS to the corresponding non-GAAP measures of adjusted net loss, adjusted EBITDA, and adjusted diluted EPS:

	Year Ended December 31, 2025
	Low Range	High Range
Net loss (GAAP)	$(116,000)	$(108,000)
Amortization of intangibles	32,000	32,000
Stock-based compensation expenses	46,000	43,000
Other one-time expenses	48,000	48,000
Adjusted net income (non-GAAP)	10,000	15,000
Interest and taxes	(7,000)	(7,000)
Depreciation	38,000	36,000
Adjusted EBITDA (non-GAAP)	$41,000	$44,000

Net loss per diluted share (GAAP)	$(0.91)	$(0.84)
Adjustments to net loss per diluted share:
Amortization of intangibles	0.25	0.25
Stock-based compensation expenses	0.36	0.34
Other one-time expenses	0.38	0.38
Rounding and impact of diluted shares in adjusted diluted shares(1)	—	(0.01)
Adjusted diluted EPS(1) (non-GAAP)	$0.08	$0.12

Weighted average assumed shares outstanding in 2025:
Diluted shares (GAAP)	128,000	128,000
Options, restricted stock, and converted shares not included in diluted shares(2)	—	—
Adjusted diluted shares outstanding (non-GAAP)	128,000	128,000
_________________
(1) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, also compensates for the effects of additional diluted shares included in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(2) For those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912

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Supplemental Information
Clinical Tests Performed and Revenue
(unaudited)

	Three Months Ended September 30, 2025			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Clinical including Pathline(1):
Number of tests performed	360,774	314,564	14.7%	1,043,567	927,061	12.6%
Average revenue/test	$476	$463	2.8%	$465	$455	2.2%

Clinical excluding Pathline(2):
Number of tests performed	347,215	314,564	10.4%	1,016,383	927,061	9.6%
Average revenue/test	$481	$463	3.9%	$469	$455	3.1%
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(1) Excludes tests and revenue related to non-clinical activity.
(2) Excludes tests and revenue related to Pathline and non-clinical activity.

NeoGenomics, Inc. | 9490 NeoGenomics Way Fort Myers, FL 33912